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                                                                EXHIBIT 10.33



                           SUBORDINATED LOAN AGREEMENT


         THIS SUBORDINATED LOAN AGREEMENT, effective as of November 14, 1997, is between ALARM FUNDING CORPORATION, a Delaware corporation ( "BORROWER" OR "AFC") and TJS PARTNERS, L.P., a New York limited partnership ("TJS" OR "LENDER") (all other capitalized terms used herein are defined in Section 1.1 below).


                                R E C I T A L S:

          A. On or about November 14, 1997, Lender and Borrower agreed to the terms under which Lender would provide the initial funding of Borrower.

          B. Borrower and Lender agreed that Lender would provide up to $1,500,000 in subordinated debt to Borrower on the terms and conditions set forth in a definitive loan agreement.

          C. Borrower and Lender also agreed that as an inducement to Lender to supply up to $1,500,000 in subordinated debt to Borrower, Borrower would issue to Lender an option to purchase twenty percent (20%) of the equity of Borrower for a purchase price of $1,000.00.

          D. On December 9, 1997, Lender advanced $500,000 to Borrower pursuant to a promissory note which was to serve as interim documentation pending the execution of definitive documentation.

          E. Borrower and Lender have agreed to enter into this Loan Agreement as the definitive documentation of their respective rights and obligations in connection with the $1,500,000 subordinated debt facility.


          NOW, THEREFORE, it is agreed as follows:


                                    ARTICLE I

                         DEFINITIONS AND DETERMINATIONS

1.1 Definitions. As used in this Loan Agreement, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings:

          Bankruptcy Code: the United States Bankruptcy Code and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

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          Borrower:  Alarm Funding Corporation, a Delaware corporation.

          Borrower's Obligations: any and all Indebtedness due or to become the, now existing or hereafter arising under this Loan Agreement and the Note, of Borrower to TJS.

          Business Day: any day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois or New York, New York are required to close

          Capital Stock: collectively, all of the issued and outstanding capital stock, warrants, options and other equity interests of Borrower.

          Code: the Internal Revenue Code of 1986, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

          Dealer: any Person whose primary business is the installation or servicing of alarm equipment and the sale of monitoring services.

          Debt Service: during any period all payments of principal, interest, premium, fees and other charges with respect to Indebtedness for Borrowed Money, which payments are required or permitted to be made pursuant to this Loan Agreement and are due and payable during such period.

          Default Rate: a per annum rate equal to 18% per annum.

          Default Rate Period: a period of time commencing on the date that an Event of Default has occurred and ending on the date that such Event of Default is cured or waived.

          Effective Date:  November 14, 1997.

          Event of Default: any of the Events of Default set forth in Section
7.1.

          Funding Date:  the date of the disbursement of an Advance.

          Future Portion: a portion of the Loan in a principal amount not to exceed $1,500,000 less the then Principal Balance.

          Future Portion Closing: the disbursement of any portion of the Future Portion.

          Future Portion Closing Date:  the date of any Future Portion Closing.

          GAAP: generally accepted accounting principles as in effect from time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

          Good Funds: United States Dollars available in Federal funds to TJS at or before 2:00 p.m., New York time, on a Business Day.


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          Governmental Body: any foreign, federal, state, municipal or other government or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

          Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

          Indebtedness: all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, and (iii) guaranties, letters of credit and other contingent obligations.

          Indebtedness for Borrowed Money: without duplication, all Indebtedness
(i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of Borrowers' Obligations and Senior Indebtedness), (iii) in respect of rent or hire of Property under capitalized leases or for the deferred purchase price of Property, (iv) in respect of obligations under conditional sales or other title retention agreements and (v) all guaranties of any or all of the foregoing.

          Initial Portion: a portion of the Loan in the amounts of $500,000.00 disbursed on December 9, 1997.


          Lender:  TJS.

          Lien: any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

          Loan: the loan to be made by Lender to Borrowers in the maximum principal amount of $1,500,000, subject to the terms and conditions of this Loan Agreement.

          Loan Agreement:  this Subordinated Loan Agreement.

          Material Adverse Effect: (i) a material adverse effect upon the business, operations, Property or financial condition of Borrower or (ii) a material impairment of the ability of any Obligor to perform its obligations under the Loan Agreement or the Note.

          Note: a promissory note in form and substance satisfactory to TJS in the principal amount of $1,500,000 executed and delivered by Borrower to TJS to evidence the Loan.



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         Options: The options issued by Borrower to TJS entitling TJS to purchase twenty percent (20%) of the equity interests of Borrower for $1,000.00. which expire on December 31, 1998.

         Parties:  collectively, TJS and the Borrower.

         Person: any individual, firm, corporation, limited liability company, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

         Principal Balance: the unpaid principal balance of the Loan or any specified portion thereof outstanding from time to time.

         Property: all types of real, personal or mixed property and all types of tangible or intangible property.

         Senior Indebtedness: all of Borrower's Indebtedness for Borrowed Money from financial institutions such as banks, finance companies, insurance companies, pension funds or similar institutions.

         TJS Partners: TJS Partners, L.P., a New York limited partnership.


                                   ARTICLE II

                            LOAN AND TERMS OF PAYMENT

2.1      Initial Portion.

         2.1.1 Amount and Disbursement. The Parties acknowledge that the Initial Portion was disbursed in the amounts of $500,000.00 on December 9, 1997. The initial portion shall henceforth be subject to this Loan Agreement. Any notes previously issued in connection with the initial portion shall be returned to Borrower for cancellation and the Initial Portion shall upon such cancellation be reflected in and subject to the Note.

2.2      Future Portion.

         2.2.1 Amount and Disbursement. The Future Portion shall consist of Advances to be made by Lender to Borrower up to the maximum principal amount of $1,500,000.00 minus the Principal Balance outstanding from time to time during the term of this Loan Agreement, provided that all of the terms and conditions set forth in subsection 2.2.2 have been satisfied.

         2.2.2 Conditions Precedent to Advances. The obligation of Lender to make any Advance shall be subject to the satisfaction of the following conditions:

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                           (a) no Incipient Default or Event of Default exists
                  or would be created by the disbursement of such Advance;

                           (b) Lender shall have received a written request for
                  an advance from Borrower with respect to each such Advance no later than 12:00 p.m., Chicago time, at least one (1) Business Day prior to the proposed Funding Date with respect to such Advance, which Funding Date shall be on a Business Day;

                           (c) on the applicable Funding Date the
                  representations and warranties set forth in the Loan Agreement shall be true and correct in all material respects when made and at and as of the time of the Funding Date, except to the extent that such representations and warranties expressly relate to an earlier date.

2.3      Note and Reborrowing.

         2.3.1 Note. The Loan shall be evidenced by the Note.

         2.3.2 Reborrowing. Borrowers shall be entitled to reborrow any portion of the Loan which is repaid or prepaid.

2.4      Interest.

         2.4.1 Interest Rate. Except during a Default Rate Period as provided in Section 2.7, the Principal Balance outstanding from time to time shall bear interest at the rate of twelve percent (12%) per annum, simple interest. Interest on the Initial Portion shall accrue from December 9, 1997.

         2.4.2 Interest Computation. Interest shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. In computing interest, the Principal Balance on the date of funding of an Advance shall include the amount of the Advance and the Principal Balance on the date of payment of any amount due hereunder shall exclude the amount paid.

2.5      Principal and Interest Payments.

         2.5.1 Interest. Interest on the Principal Balance shall be payable semiannually in arrears on the first Business Day of each six month period beginning with July 1, 1998. Notwithstanding the foregoing, interest payments due hereunder shall be deferred until such time as Borrower shall be able to make such payments without incurring thereby a deficit in earnings before interest taxes depreciation and interest (after payment of interest due on Senior Indebtedness) ("EBITDA") as a result of such payment.

         2.5.2 Principal. The Principal Balance shall be payable on January 2, 2003.

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2.6       Prepayments.

          2.6.1 Voluntary Prepayment of Loan. Borrowers may at any time voluntarily prepay in whole or in part the Principal Balance, without premium or penalty. Concurrently with any prepayment of the Principal Balance pursuant to this subsection 2.6.1, Borrowers shall pay to Lenders accrued and unpaid interest on the portion of the Principal Balance which is being prepaid to the date on which Lender is in receipt of Good Funds.

2.7 Default Rate Period. During a Default Rate Period, (i) Borrowers' Obligations shall bear interest at the Default Rate and (ii) all payments received by Lender shall be applied in accordance with Section 7.4.

2.8 Method of Payment. Borrower shall remit all amounts due hereunder to Lender in Good Funds, on the due date of such payment, for application to Borrower's Obligations in the following order of priority: (i) first, to the payment of allBorrower's Obligations then due and payable other than the Principal Balance and accrued and unpaid interest thereon, and (ii) second, to the payment of accrued and unpaid interest then due and payable on the Principal Balance and (iii) if applicable, towards payment of the Principal Balance. All payments to be made pursuant to the Loan Agreement and the Note by Borrower to Lender shall be made by wire transfer of Good Funds to the account of TJS at Chase Manhattan Bank, ABA # 021-000-021, credit the account of Ernst & Company, Account No. 140-080-524, further credit the account of TJS Partners, L.P., Account No. 560-02626 or to such other account as Lender shall have given five Business Days prior written notice to Borrower.

2.9 Issuance of Options. Borrower shall issue the Options to Lender as soon as practicable after the execution of this Agreement.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants to Lender as follows:

3.1 Existence and Power. SAI, AMJBorrower is a corporation duly formed and validly existing under the laws of the State of Delaware. Borrower is in good standing and qualified to transact business in each jurisdiction in which the failure so to qualify could have a Material Adverse Effect. Borrower has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted following the Effective Date.



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3.2     Authority. Borrower has full power and authority to enter into, execute, deliver and carry out the terms of this Loan Agreement and the Note and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of Borrower.

3.3 Binding Agreements. This Loan Agreement and the Note, when executed and delivered, will constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and (ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

3.4 Litigation. There are no actions, suits, arbitration proceedings and claims pending or, to the best knowledge of Borrower, threatened against Borrower or maintained by Borrower at law or in equity or before any Governmental Body

3.5 Defaults in Other Agreements; Consents; Conflicting Agreements. Borrower is not in default under any agreement to which Borrower is a party or by which Borrower or any of the Property of Borrower is bound, the effect of which default could have a Material Adverse Effect. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required (i) for the due execution, delivery or performance by Borrower of the Loan Agreement and the Note or (ii) as a condition to the validity or enforceability of any of the foregoing or any of the transactions contemplated thereby. No provision of any material mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Borrower or affecting the Property of Borrower conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Loan Agreement and the Note. The execution, delivery or performance of the terms of the Loan Agreement and the Note will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower pursuant to the terms of any such material mortgage, indenture, contract or agreement.

3.6 Compliance with Applicable Laws. Borrower is not in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default would have a Material Adverse Effect. Except as otherwise provided herein, Borrower is in compliance in all material respects with all applicable statutes and regulations, a violation of which could have a Material Adverse Effect.

3.7 Patents, Trademarks, Franchises, Agreements. Upon the Effective Date, Borrower will own, possess or have the right to use all patents, trademarks, service marks, tradenames, copyrights, franchises and rights with respect thereto, necessary for the conduct of Borrower's business as proposed to be conducted after the Effective Date, without any known conflict with the rights of others and, in each case, free of any Liens.

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3.8     Other Indebtedness. On the Effective Date, Borrower had no Indebtedness
for Borrowed Money, except Borrower's Obligations.

3.9 No Misrepresentation. Neither this Loan Agreement nor any other certificate, information or report furnished or to be furnished by or on behalf of Borrower to Lender in connection with any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to or reasonably foreseen by Borrower after diligent inquiry, that would be expected to have a Material Adverse Effect that has not expressly been disclosed to Lender in writing.


                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

        Until all of Borrower's Obligations are paid and performed in full, Borrower agrees that it and each Obligor will:

4.1 Legal Existence; Good Standing. Maintain its existence and its good standing in the jurisdiction of its formation and its qualification in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect, and in any event in each jurisdiction in which any portion of the business owned or operated by Borrower is located.

4.2 Inspection. Permit representatives of Lender at Lender's expense, upon two Business Days prior notice if no Event of Default exists, or at any time if any Event of Default exists, to (i) visit its offices, (ii) examine its books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss its affairs with its employees, (v) examine and inspect its Property and (vi) meet and discuss its affairs with its certified public accountants, and such accountants, as a condition to their retention by such Borrower, are hereby irrevocably authorized by Borrower to fully discuss and disclose all such affairs with Lender (the foregoing items
(i) through (vi) hereinafter are referred to collectively as an "Inspection") . Notwithstanding the foregoing, if no Event of Default exists, Lender shall not conduct an Inspection more than once a quarter.

4.3 Financial Statements and Other Information. Maintain a standard system of accounting in accordance with GAAP and furnish to Lender, but only upon Lender's request, those of the following items requested:

        4.3.1  Monthly Statements.  After the close of any month:

               (a)  the balance sheet of Borrower of such month,


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            (b) the statements of operations and Operating Cash Flow of
Borrower for such month and for the period from the beginning of the then current year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding year, and

            (c) a report providing the following information as of the end of such month: (i) the number of loans made by Borrower; (ii) the payment history of for all loans made by Borrower; and (iii) the collateral coverage for the loans made by Borrower.

all in reasonable detail, containing such information as Lender reasonably may require, and certified by the President of Borrower as complete and correct, subject to normal year-end adjustments.

         4.3.2 Annual Statements. As soon as available after the close of each year: the balance sheet of Borrower as of the end of such year and the statements of operations, cash flows and shareholders' equity of Borrower for such year (collectively, the "Basic Financial Statements"), and the statements of Operating Cash Flow of Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding year.

4.4 Notice of Defaults: Loss. Provide Lender with prompt notice if: (i) any Indebtedness of Borrower is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due, (ii) an event has occurred that enables the holder of any note, or other evidence of such Indebtedness, certificate or security evidencing any such Indebtedness of Borrower to declare such Indebtedness due and payable prior to its stated maturity, (iii) there shall occur and be continuing an Incipient Default or Event of Default, accompanied by a statement setting forth what action Borrower proposes to take in respect thereof, or (iv) any event shall occur which has a Material Adverse Effect, including the amount or the estimated amount of any loss or depreciation or adverse effect.

4.5      Notice of Suits, Adverse Events. Provide Lender with prompt notice of:
(i) any citation, summons, subpoena, order to show cause or other order naming Borrower a party to any proceeding before any Governmental Body which might reasonably be expected to have a Material Adverse Effect and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order and (ii) any dispute between Borrower and any Governmental Body or any other Person, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect.

4.6      Other Information.

                  (a) Provide Lender with prompt notice of any change in the location of any Property of Borrower which is material to or necessary for the continued operation of Borrower's business, any change in the name of Borrower, any sale or purchase of Property outside the regular course of business of Borrower, and any change in the business or financial affairs of Borrower, which change would have a Material Adverse Effect.


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                  (b) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrower as Lender reasonably may request from time to time.

4.7 Maintain in full force and effect at all times, and apply in a timely manner for renewal of licenses, franchises, trademarks, tradenames and agreements necessary for the operation of Borrower's business, the loss of any of which would have a Material Adverse Effect.

4.8 Compliance with Laws. Comply with federal, state and local laws, ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to Borrower and its operations, the failure to comply with which would have a Material Adverse Effect.


                                  ARTICLE V

                              NEGATIVE COVENANTS

         Until all of Borrower's Obligations are paid and performed in full, Borrower shall not:

5.1 Borrowing. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money except (i) Borrower's Obligations and (ii) Senior Indebtedness.

5.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for Liens in connection with Senior Indebtedness.

5.3 Distributions. Pay any dividends or make any distributions with respect to, or purchase or redeem all or any portion of its capital stock.

5.4 Payments of Indebtedness for Borrowed Money. Make any voluntary or optional prepayment of any Indebtedness for Borrowed Money other than Senior Indebtedness and Borrower's Obligations.

5.5 Investments. Loans. At any time purchase or otherwise acquire, hold or invest in the capital stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person, except (i) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System, (ii) investments in commercial or finance paper which, at the time of investment, is rated either "A" or "P" by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or at the equivalent rate by any of their respective successors, and (iii) any interests in any money market account maintained, at the time of investment, with a member bank of the Federal Reserve System, the investments of which, at the time of investment, are restricted to the types specified in clause (i) above, and (iv) loans to Dealers secured by Accounts. All investments permitted pursuant to clauses (i), (ii) and (iii) of this Section 5.5 shall have a maturity not exceeding one year.

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5.6 Fundamental Business Changes. Materially change the nature of its business or engage in any business other than making loans to Dealers secured by Accounts.

6.10 Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of any Property (other than in the ordinary course of business) except for the sale or disposition of (i) Property which is not material to or necessary for the continued operation of its business and (ii) obsolete or unusable items of equipment which promptly are replaced with new items of equipment of like function and comparable value to the unusable items of equipment when the same were new or not obsolete.

6.13 Issuance of Capital Stock. Issue or sell, permit to be issued or sold, or otherwise consent to the transfer of, any additional Capital Stocks or any interests convertible into or exercisable for Capital Stock which would have the effect of reducing Lender's equity interest in Borrower to less than twenty percent (20%) on a fully diluted basis after exercise of the Options.


                                   ARTICLE VI

                                  SUBORDINATION

6.1 Subordination. The payment of any and all of Borrower's Obligations and the exercise of any right or remedy pursuant to the Loan Agreement and the Note are expressly subject to any Senior Indebtedness now outstanding or hereafter incurred.


                                   ARTICLE VII

                              DEFAULT AND REMEDIES

7.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Loan Agreement:

    7.1.1 Default in Payment. If Borrower shall fail to pay all or any portion of Borrower's Obligations when the same become due and payable.

    7.1.2  Breach of Covenants.

           (a) If Borrower shall fail to observe or perform any covenant or agreement governing Borrower contained in Section 4.1, 4.2 or Article V;

           (b) If Borrower shall fail to observe or perform any covenant or agreement (other than those referred to in subparagraph (a) above or specifically addressed elsewhere in this Section 7.1) made by such Person in this Loan Agreement, and such failure shall continue for a period of 30 days after notice of such failure is given by Lender.

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      7.1.3 Breach of Warranty. If any representation or warranty made by or on behalf of Borrower in or pursuant to this Loan Agreement or in any instrument or document furnished in compliance herewith shall prove to be false or misleading in any material respect on the date as of which made.

      7.1.4 Default Under Other Indebtedness for Borrowed Money. If (i) Borrower at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than Borrower's Obligations) beyond the grace period, if any, applicable thereto and the aggregate amount of such payments then in default beyond such grace period shall exceed $25,000 or (ii) any default shall occur in respect of any issue of Indebtedness for Borrowed Money of Borrower (other than Borrower's Obligations) outstanding in a principal amount of at least $50,000, or in respect of any agreement or instrument relating to any such issue of Indebtedness for Borrowed Money, and such default shall continue beyond the grace period, if any, applicable thereto.

      7.1.5  Bankruptcy.

              (a) If Borrower shall (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for Borrower, or for any substantial part of the property of Borrower or (v) be adjudicated insolvent.

               (b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower, or with respect to any substantial part of the Property belonging to Borrower, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower or if any petition for any such relief shall be filed against Borrower and such petition shall not be dismissed or stayed within 60 days.

      7.1.6 Judgments. If there shall exist a final judgment or award against Borrower which shall have been outstanding for a period of 30 days or more from the date of the entry thereof and shall not have been discharged or paid in full or stayed pending appeal, if the aggregate amount of all such judgments and awards exceeds $50,000.


7.2   Acceleration  of  Borrowers  Obligations.  Upon  the occurrence of:

      (a) any Event of Default described in clauses (ii), (iii), (iv) and (v) of subsection 7.1.5(a) or in 7.1.5(b), all of Borrower's Obligations at that time outstanding automatically shall mature and become due subject to the provisions of the Subordination Agreement, and


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        (b) any other Event of Default, Lender, at any time (unless such Event of Default shall have been waived in writing or remedied), at its option, without further notice or demand, may declare all of Borrower's Obligations due and payable,

whereupon Borrower's Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice other than the declaration referred to in clause (b) above.

7.3 Remedies on Default. If Borrower's Obligations have been accelerated pursuant to Section 7.2, Lender, at its option, may:

         7.3.1 Enforcement of Rights and Remedies. Enforce its rights and remedies under the Loan Agreement and the Note in accordance with their respective terms.

         7.3.2 Other Remedies. Enforce any of the rights or remedies accorded to Lender at equity or law, by virtue of statute or otherwise.

7.4 Application of Funds. Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to, or by the operation of any of the terms of, this Loan Agreement or the Note shall be applied to Borrower's Obligations in the following order of priority:

         7.4.1 Expenses. First, to the payment of all reasonable fees and expenses actually incurred, including, without limitation court costs and all other costs incurred by Lender in exercising any rights accorded to Lender pursuant to this Loan Agreement or the Note or by applicable law, including, without limitation, reasonable attorneys' fees.

         7.4.2 Borrower's Obligations. Next, to the payment of the remaining portion of Borrower's Obligations in such order as Lender may determine.

         7.4.3 Surplus. Any surplus, to the Person or Persons entitled thereto.


                                  ARTICLE VIII

                             EXPENSES AND INDEMNITY

8.1 Attorneys' Fees and Other Fees and Expenses. Each of the parties shall bear its own expenses in connection with the preparation of this Loan Agreement and the Note and the transactions contemplated hereby and in connection with any amendments, modifications or waivers under or in respect of any of the foregoing.

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8.2   Indemnity. Borrower agrees to indemnify and save Lender harmless of and from the following:

      8.2.1 Fees and Expenses in Enforcement of Rights or Defense of Loan Agreement and Note. Any reasonable expenses or other costs, including reasonable attorneys' fees and expert witness fees, actually incurred by Lender in connection with the enforcement or collection against Borrower of any provision of the Loan Agreement or the Note, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the foregoing, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against Borrower of any provision of the Loan Agreement or the Note in any state or federal bankruptcy or reorganization proceeding.

      8.2.2 General. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by Lender in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating to the transactions contemplated by or referred to in, or any other matter related to, the Loan Agreement or the Note, whether or not Lender is a party to such litigation, proceeding or suit, or is subject to such investigation.


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                                   ARTICLE IX

                                  MISCELLANEOUS


9.1 Notices. All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by facsimile, or
(iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

       To Borrowers:              Alarm Funding Corporation
                                  C/O Security Associates International, Inc.
                                  2101 Arlington Heights Road
                                  Arlington Heights, Illinois   60005-4142
                                  Attention:  Scott MacDougal, President
                                  Facsimile No.:  847/956-9360


       To Lender:                 TJS Partners, L.P.
                                  115 East Putnam Avenue
                                  Greenwich, Connecticut 06830
                                  Attention: Thomas J. Salvatore

or to any other address or facsimile number, as to any of the parties hereto, as such party shall designate in a notice to the other parties hereto. All notices sent pursuant to the terms of this Section 9.1 shall be deemed received (i) if personally delivered, then on the Business Day of delivery, (ii) if sent by facsimile before 2:00 p.m. New York time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 2:00 p.m. New York time, then on the next Business Day, (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received. Any notice by facsimile shall be followed by delivery on the next Business Day by overnight, express carrier or by hand.

9.2 Survival of Loan Agreement: Indemnities. All covenants, agreements, representations and warranties made in this Loan Agreement shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid. Notwithstanding the repayment of all amounts due under the Loan Agreement, the cancellation of the Note and the release and/or cancellation of any and all of the foregoing, the obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 8.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against Lender have run.


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9.3 Further Assurance. From time to time, Borrower shall execute and deliver to
Lender such additional documents as Lender reasonably may require to carry out the purposes of the Loan Agreement and the Note and to protect Lender's rights thereunder, and not take any action inconsistent with the purposes of the Loan Agreement and the Note.

9.4 Taxes and Fees. Should any tax (other than taxes based upon the net income of any Lender), recording or filing fees become payable in respect of the Loan Agreement or the Note, or any amendment, modification or supplement thereof, Borrower agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrower in meeting any Lender's demand, and agree to hold Lender harmless with respect thereto.

9.5 Severability. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law, this Loan Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

9.6 Waiver. No delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

9.7 Modification of Loan Instruments. No modification or waiver of any provision of the Loan Agreement or the Note shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

9.8 Captions. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

9.9 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

9.10 Remedies Cumulative. All rights and remedies of Lender pursuant to this Loan Agreement, the Note or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently.

9.11 Entire Agreement; Conflict. This Loan Agreement and the Note executed pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof.

9.12 APPLICABLE LAW. THE LOAN AGREEMENT AND THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. FOR PURPOSES OF THIS SECTION 9.12, THE LOAN AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ILLINOIS.

9.13 JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY SUCH BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN AGREEMENT AND THE NOTE SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY AGREES THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN MAY BE SERVED IN THE MANNER PROVIDED FOR NOTICES HEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 9.1. EACH BORROWER WAIVES ANY CLAIM THAT COOK COUNTY, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION 9.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

9.14 WAIVER OF RIGHT TO JURY TRIAL. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THE LOAN AGREEMENT OR THE NOTE OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

9.15 Counterparts. This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

9.16 No Fiduciary Relationship. No provision in this Loan Agreement or in the Note, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by Lender to Borrower.

9.17 No Strict Construction. The language used in this Loan Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

      IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on this __ day of January, 1998 effective as of the date first written above.

                                                ALARM FUNDING CORPORATION
                                                By: /s/ Scott MacDougal
                                                   ------------------------
                                                Scott MacDougal
                                                   President


                                                TJS PARTNERS, L.P.

                                                By:  TJS Management, L.P.
                                                Its:   General Partner

                                                By: /s/ Thomas J. Salvatore
                                                   ------------------------
                                                      Thomas J. Salvatore
                                                      Managing General Partner






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